Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Equity Incentive Award Plan of Ardelyx, Inc. of our report dated February 17, 2017, with respect to the consolidated financial statements of Ardelyx, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

February 17, 2017